UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 26, 2012
Date of Report (Date of earliest event reported)

Colonial Commercial Corp.
(Exact name of Registrant as Specified in Charter)

NEW YORK	1-6663	11-2037182
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 WAGARAW ROAD, HAWTHORNE, NEW JERSEY	07506
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: 973-427-8224

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On June 26, 2012, Colonial Commercial Corp. (the “Company”) held its Annual Meeting of Shareholders at which two proposals were presented to the Company’s shareholders for consideration. The two matters presented were:

1.	The election of seven directors to hold office for a term of one year and until their successors are duly elected and qualified.

2.	A proposal to ratify the selection of EisnerAmper LLP as the independent public accountants of the Company for the fiscal year ending December 31, 2012.

The results of the voting were as follows:

	For	Against	Abstained	Broker Non-Votes
Election of Directors
E. Bruce Fredrikson	7,921,456	-	8,484	821,063
Pete Gasiewicz	7,921,456	-	8,484	821,063
Michael Goldman	7,921,436	-	8,504	821,063
Melissa Goldman-Williams	7,915,936	-	14,004	821,063
Stuart H. Lubow	7,918,156	-	11,784	821,063
Ronald H. Miller	7,921,580	-	8,360	821,063
William Pagano	7,921,456	-	8,484	821,063
Ratification of Appointment of Independent Registered Public Accounting Firm	8,626,115	74,006	50,882	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONIAL COMMERCIAL CORP.
(Registrant)

Date: June 28, 2012	/s/ William Salek
William Salek
Chief Financial Officer